EXHIBIT-24
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-44505 on Form S-8 of our report dated June 22, 2007, appearing in this Annual Report on Form 11-K of Brady Corporation Brady Matched 401(k) Plan for the year ended December 31,2007.
/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
June 27, 2008